MIVA, Inc.	Press Release

U.S. MIVA Investor Relations Contact Peter Weinberg peter.weinberg@miva.com (239) 561-7229

MIVA SETTLES PATENT LITIGATION

FORT MYERS, Fla. – August 15, 2005 – MIVA, Inc. (NASDAQ: MIVA), the leading independent performance marketing network in the world, announced today that it has reached settlement with Overture Services a subsidiary of Yahoo! Inc. regarding U.S. Patent No. 6,269,361.

About MIVA®, Inc.

MIVA is the leading independent Performance Marketing Network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for publisher partners, facilitates commerce for online merchants and provides relevant information to customers. The Company has relationships with more than 100,000 customers, spanning North America, Europe and Asia.

Forward Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan,""intend,""believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additional key risks are described in MIVA's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K/A for fiscal 2004, and the most recently filed quarterly report on Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

# # #